UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 2, 2007

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

400 North Sam Houston Parkway, E., Suite 1000 Houston, Texas (Address of principal executive offices)	77060 (Zip Code)

(281) 618-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 2, 2007, Cal Dive International, Inc. (“Cal Dive”) and Horizon Offshore, Inc. (“Horizon”) issued a joint press release announcing that they have received early termination of the waiting period under the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, regarding Cal Dive’s pending acquisition of Horizon.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction, Cal Dive filed a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-4 (File No. 333-145550) containing an information statement/proxy statement/prospectus and other relevant documents concerning the proposed merger transaction.  Cal Dive and Horizon expect to mail a definitive proxy statement/prospectus to Horizon stockholders and a definitive information statement to Cal Dive stockholders.  Investors and stockholders are urged to read the registration statement, the information statement/proxy statement/prospectus and any other relevant documents filed with the SEC carefully.  The registration statement and the information statement/proxy statement/prospectus contain important information about Cal Dive, Horizon, the merger, and related matters.  Investors and security holders may obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov.  In addition, you may obtain documents filed with the SEC by Horizon free of charge by requesting them in writing from Horizon at 2500 CityWest Blvd., Suite 2200, Houston, Texas 77042, or by telephone at (713) 361-2600.  You may obtain documents filed with the SEC by Cal Dive free of charge by requesting them in writing from Cal Dive at 400 N. Sam Houston Parkway E., Houston, Texas 77060, or by telephone at (281) 618-0400.

Cal Dive and Horizon, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Horizon in connection with the merger.  Information regarding such persons and a description of their interest in the merger will be contained in the definitive information statement/proxy statement/prospectus.

Item 9.01

Financial Statements and Exhibits.

   (c)

Exhibits.

99.1	Press Release issued jointly by Cal Dive International, Inc. and Horizon Offshore, Inc. dated November 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ G. Kregg Lunsford
G. Kregg Lunsford Executive Vice President, Chief Financial Officer and Treasurer

Date:   November 2, 2007